Exhibit 23.1

Registered Independent Public Accountants Consent

To the Board of Directors

Empyrean Communications, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in this Form S-8 of our report dated March 8, 2004 relating to the financial statements of Empyrean Communications, Inc. for the two years ended December 31, 2003.

February 9, 2005

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas